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                                                                    EXHIBIT 32.1

          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
           PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Greyhound Lines, Inc. and Subsidiaries (the "Company") on Form 10-Q for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned President and Chief Executive Officer and Senior Vice President and Chief Financial Officer of the Company hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

         1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Stephen E. Gorman
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Stephen E. Gorman, President and Chief Executive Officer
August 14, 2003

/s/ Jeffrey W. Sanders
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Jeffrey W. Sanders, Senior Vice President and Chief Financial Officer
August 14, 2003

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Greyhound Lines, Inc. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.